EXHIBIT 1

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                               NUTRITION 21, INC.

                Under Section 805 of the Business Corporation Law

                                  * * * * * * *

         WE,  THE  UNDERSIGNED,   Gail  Montgomery  and  Benjamin  Sporn,  being
respectively the President and Chief Executive Officer and the Secretary of Nutrition 21, Inc. hereby certify:

         1. The name of the corporation is Nutrition 21, Inc.

         2. The certificate of incorporation of said corporation was filed with the Department of State on June 29, 1983. The name under which the corporation was formed was APPLIED MICRO BIOLOGY, INC.

         3. (a) The certificate of incorporation is amended to increase the aggregate number of share of Common Stock, which the corporation shall have the authority to issue from 65,000,000 to 100,000,000.

               (b) To effect the foregoing, paragraph (a) of Article FOURTH, relating to the number of shares the corporation shall have the authority to issue shall be amended to read in its entirety as follows:

               "(a) The aggregate number of shares which the Corporation shall have the authority to issue is 105,000,000 which are divided into 100,000,000 shares of Common Stock of a par value of $.005 per share and 5,000,000 shares of Preferred Stock of a par value of $.01 per share."

         4. The amendment to the Certificate of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote at a meeting held on the ___ day of June, 2005, and by the affirmative vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed this certificate this ___ day of June, 2005 and we affirm the statements contained therein as true under penalties of perjury.

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         Gail Montgomery
         President and Chief Executive Officer

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         Benjamin Sporn
         Secretary